UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693 -7120
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 15, 2012, MGM Resorts International, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, the guarantors named therein (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”).  Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell $1.0 billion in aggregate principal amount of 7.75% senior notes due 2022 (the “Notes”) to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public.  The Notes are fully and unconditionally guaranteed by each of the Guarantors.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto. The Underwriting Agreement is also incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-180112), as amended by Post-Effective Amendment No. 1 dated March 15, 2012 (the “Registration Statement”).

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Underwriting Agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Underwriting Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Underwriting Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

Item 9.01   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 15, 2012, among MGM Resorts International, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2012
MGM Resorts International

	By:	/s/ Andrew Hagopian III
		Name:	Andrew Hagopian III
		Title:	Vice President & Deputy General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 15, 2012, among MGM Resorts International, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein